Exhibit 23.2


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to inclusion in this Form 10-K of our reports dated March 23, 2001. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our reports.


                                                         /S/ ARTHUR ANDERSEN LLP


Vienna, Virginia
March 29, 2002